Exhibit 10.18

Cost Assignment Agreement

THIS AGREEMENT is dated as of 1st day of January 2020 between

Global Engine Limited, (the “Party A”), having its place of business at Room A, 8/F, Reason Group Tower, 403 Castle Peak Road, Kwai Chung, New Territories, Hong Kong;

and

Boxasone Limited, (the “Party B”), having its place of business at Room A, 8/F, Reason Group Tower, 403 Castle Peak Road, Kwai Chung, New Territories, Hong Kong.

The parties agree as follows:

1.	Party A shall share the portion of salaries expenses paid by Party B in relation to the general work allocation of the staff, in accordance with the estimated workload of staff used by Party A, for staff as listed below, starting from 1 January 2020 until termination by either party with one month’s written notice

Ip Ka Pui (1/4 of the consultancy fee)

Tse Kwok Ching (1/4 of the consultancy fee)

Samantha Foong (50% of the salary)

2.	Any amendments for the Agreement shall be in writing and signed by both parties hereto.

3.	This Agreement shall be construed under and governed by the Laws of Hong Kong.

Global Engine Limited	Boxasone Limited

By:	By:
Lee Yat Lung Andrew	Lee Yat Lung Andrew
Director	Director